EXHIBIT 10.7

MATTHEWS INTERNATIONAL CORPORATION

1994 DIRECTOR FEE PLAN,
as amended through April 22, 2010

SECTION 1
Purposes; Reservation of Shares

(a)           Purposes.  The purposes of the 1994 Director Fee Plan, as amended through April 22, 2010 (the "Plan") are:

(1)
to provide for each Director of Matthews International Corporation (the "Corporation") who is not also an employee of the Corporation or any of its Subsidiaries ("Director") the payment of retainer fees and, in the case of a Director who is Chairperson (the “NE Chairperson”), an additional retainer fee for future services to be performed by such Director ("Director Fees") as a member of the Board of Directors of the Corporation (the "Board") in cash or in shares of Class A Common Stock, par value $1.00 per share, of the Corporation ("Common Stock") and, in the case of payment to the Directors of the Director Fees in shares of Common Stock, to increase the identification of interests between such Directors and the shareholders of the Corporation;

(2)
to provide current payment in cash (or if a Director shall elect to defer receipt, future payment in shares of Common Stock) to each Director (except the NE Chairperson shall only be entitled to the fees, if any, in (a) and (e) and only for such meetings after February 20, 2008) for:

(a)	fees, if any, paid for attendance at meetings of the Board ("Board Meeting Fees");

(b)	fees, if any, paid to Directors for attendance at meetings of Committees of the Board ("Committee Meeting Fees");

(c)	annual retainer fees paid to the Chairperson of a Committee ("Committee Chairperson Retainer Fees");

(d)	annual retainer fees paid to any Lead Director of the Board of Directors (“Lead Director Fees”); and

(e)
fees, if any,  paid to a Director for attendance at the annual shareholders' meeting of the Corporation ("Shareholders' Meeting Fees") (subsections (a)-(e) are collectively referred to herein as "Meeting Fees"); and

(3)
to increase the identification of interests between the Directors and the shareholders of the Corporation by permitting the Nominating and Corporate Governance Committee of the Board (the “Committee”) or a Stock Compensation Subcommittee of the Committee (the “Subcommittee”) to award restricted stock, nonstatutory stock options and/or stock appreciation rights to each Director on the fifteenth (15th) business day after the annual shareholders’ meeting of the Corporation.

For purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

As used hereinafter, the term “Committee” shall mean either the Nominating and Corporate
Governance Committee or the Subcommittee, if the Subcommittee is authorized by the Board to act under this Plan.

(b)           Reservation of Shares.  Except as otherwise provided in this Section 1(b), the aggregate number of shares of Common Stock which may be issued under the Plan or credited to Deferred Stock Compensation Accounts for subsequent issuance under the Plan is limited to 300,000 shares, subject to adjustment and substitution as set forth in Section 12 hereof.  Shares issued under the Plan may be authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.  If any stock option or stock appreciation right granted under the Plan is cancelled by mutual consent, forfeited, or terminates or expires for any reason without having been exercised in full, or if any restricted shares awarded under the Plan are forfeited, the number of shares subject thereto, in the case of stock options or stock appreciation rights, or the number of shares forfeited, in the case of restricted shares, shall again be available for all purposes of the Plan.  In addition to the number of shares of Common Stock authorized for issuance or crediting by the first sentence of this Section 1(b), the number of shares of Common Stock which are surrendered (or to which ownership has been certified) in full or partial payment to the Corporation of the option price of a stock option granted under the Plan shall be available for all purposes of the Plan.

SECTION 2
Eligibility

Any non-employee Director of the Corporation who is separately compensated in the form of Director Fees or Meeting Fees for services on the Board shall be eligible to participate in the Plan.

SECTION 3
Payment of Director Fees in Cash or Common Stock

(a)           Current Payment.  Subject to the provisions of Section 3(b) hereof, on the fifteenth (15th) business day following the annual meeting of the shareholders of the Corporation (each such date of payment referred to as a "Payment Date"), each Director as of that date shall receive payment of Director Fees by:

(i)
the payment to the Director of cash of sixty thousand dollars ($60,000) (lesser amounts, as previously set forth in the Plan prior to amendment of the Plan on November 13, 2008, for Payment Dates before February 19, 2009) and, in the case of the NE Chairperson, an additional seventy thousand dollars ($70,000) (forty-five thousand dollars ($45,000) for Payment Dates before January 1, 2008) (or such other amount determined by the Board or by any committee of the Board which the Board authorizes to determine such amount) (the “Retainer Fee Amount”); or

(ii)
the issuance to the Director of a number of whole shares of Common Stock equal to the Retainer Fee Amount divided by the Fair Market Value of one share of the Common Stock, as defined in Section 15 hereof, on such Payment Date (rounded upward to the next whole share).

Subject to the provisions of Section 3(b) hereof, each Director who first becomes a Director after a Payment Date and before the next annual meeting of the shareholders of the Corporation after such Payment Date shall, on the fifteenth (15th) business day following such Director’s election as a Director (the “Interim Payment Date”), receive payment of Director Fees by payment to the Director of a Pro-Rata Portion (as defined below) of the Retainer Fee Amount paid to non-NE Chairperson Directors on the immediately preceding Payment Date (in cash or in shares of Common Stock, as the case may be).  The Pro-Rata Portion of such Retainer Fee Amount to be paid to such new Director shall equal such Retainer Fee Amount times a fraction, the numerator of which shall be the number of meetings of the Directors scheduled between the date of such Director’s election and the date of the next annual meeting of the shareholders of the Corporation (excluding any Directors’ meeting on the date of such annual meeting), and the denominator of which shall be the total number of meetings of the Directors (actual and scheduled) between the date of the last annual meeting of the shareholders of the Corporation (including any Director’s meeting on the date of such annual meeting) and the date of the next annual meeting of the shareholders of the Corporation (excluding any Directors’ meeting on the date of such annual meeting).  The Committee shall determine by November 30 of each year whether Director Fees will be paid in cash or in shares of Common Stock to the Directors in the following calendar year.  Unless the Committee otherwise determines and communicates such determination to the Directors by November 30 of the year immediately preceding the year of payment, the Directors Fees shall be paid in shares of Common Stock.  Notwithstanding the foregoing, if the Director Fees are to be paid in cash, a Director may elect to receive payment of the Director Fees in shares and shall receive a number of shares of Common Stock equal to the Retainer Fee Amount (or a Pro-Rata Portion of the Retainer Fee Amount, as the case may be) divided by the Fair Market Value of one share of the Common Stock, as defined in Section 15 hereof, on the Payment Date (or the Interim Payment Date, as the case may be) (rounded upward to the next whole share) (a “Current Stock Election”).  Such election shall be made by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation.

(b)           Stock Deferral Election.  Regardless of whether Director Fees are to be paid in either cash or shares of Common Stock, each Director may elect to defer the receipt of Director Fees in shares of Common Stock for a calendar year (a "Stock Deferral Election") by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation.

(c)           Election Procedures.  Except as provided in the next succeeding sentence, both a Current Stock Election and a Stock Deferral Election (collectively, “Director Fee Elections”) shall be effective on January 1 of the year following the date on which the Notice of Election is filed.  Director Fee Elections shall be effective on the date on which the Notice of Election is filed with respect to Director Fees payable after the time of a person's initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided (i) the Director files such Notice of Election within ten (10) business days subsequent to being elected or re-elected as a Director and (ii) a Stock Deferral Election shall only be effective for Director Fees payable for services performed after the Notice of Election is filed.  Director Fee Elections shall apply to all Director Fees otherwise payable while such Director Fee Election is effective.  Each Director may terminate a Current Stock Election and receive current payment of Director Fees in cash (where the Committee has elected to pay Director Fees in cash) and may terminate a Stock Deferral Election and receive current shares of Common Stock or cash (where the Committee has elected to pay Director Fees in cash) by filing a Notice of Termination with the Secretary of the Corporation in the form prescribed by the Corporation, which shall be effective on January 1 of the year following the date on which a Notice of Termination is filed.  A Director Fee Election shall continue in effect until the effective date of any Notice of Termination.  Director Fee Elections may be made by a Director even if such Director has not made a Meeting Fee Deferral Election (as defined below).

(d)           Evidence of Shares.  As of the date on which the Director Fees are payable in shares of Common Stock pursuant to Section 3(a) hereof or, if a Stock Deferral Election was made, pursuant to Sections 5 and 6 hereof, (i) the Corporation, at its discretion, shall either issue share certificates to the Director for the shares of Common Stock received under the Plan or cause such shares to be registered in the name of the Director on any book-entry registration maintained by the Corporation or its transfer agent, and (ii) the Director shall be a shareholder of the Corporation with respect to any such shares.

SECTION 4
Payment of Meeting Fees

(a)           Current Cash Payment.  Subject to the provisions of Sections 4(b) and 4(c) hereof, except as set forth below effective on and after the date of the 2009 annual meeting of the shareholders of the Corporation (the “2009 Annual Meeting Date”), each Director shall receive payment of Meeting Fees in cash in the following amounts (or such other amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts), except that the NE Chairperson shall only be entitled to Board Meeting Fees and Shareholder’s Meeting Fees, if any, and only for such meetings after February 20, 2008:

Board Meeting Fees:	None
Committee Meeting Fees:	None
Committee Chairperson Retainer Fees:	$7,500 (or $12,000 in the case of the Audit Committee Chairperson) for a year of service as a Committee Chairperson
Lead Director Fees, if a Lead Director is elected (effective after 2006 Annual meeting):	$5,000 for a year of service as the Lead Director.
Shareholders' Meeting Fees:	None

(The amount and payment of Meeting Fees for meetings prior to the 2009 Annual Meeting Date shall be governed by the provisions of this Section 4(a) as in effect prior to amendment of the Plan on November 13, 2008.)  Except as set forth in Sections 4(b) and 4(c) hereof, each Director shall receive payment of Meeting Fees, if any, (other than Committee Chairperson Retainer Fees and Lead Director Fees) to which the Director is entitled within ten (10) business days following the meeting with respect to which such fees are payable.  Except as set forth in Sections 4(b) and 4(c) hereof, each Committee Chairperson shall receive payment of Committee Chairperson Retainer Fees and the Lead Director, if any, shall receive payment of the Lead Director Fees on the fifteenth (15th) business day following the person’s annual election or re-election to such position.  The amount and time of payment of Meeting Fees may be changed from time to time by the Board in its sole discretion.

(b)           Deferred Payment of Meeting Fees.  Each Director may elect to receive all Meeting Fees for a calendar year in shares of Common Stock rather than cash, as set forth in Section 4(c) hereof, provided the Director elects to defer the receipt of such shares of Common Stock (a "Meeting Fee Deferral Election").  A Meeting Fee Deferral Election may be made only by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, and shall be effective for meetings, and, if applicable, Committee Chairperson Retainer Fees or Lead Director Fees payable, on and after January 1 of the year following the date on which the Notice of Election is filed; provided, however, that (i) a Meeting Fee Deferral Election made by a Notice of Election filed on or before the close of business on May 14, 1999 shall be effective with regard to meetings on or after May 15, 1999, and (ii) a Meeting Fee Deferral Election shall be effective on the date on which the Notice of Election is filed after the time of a person's initial election, or any subsequent re-election, to the office of Director with respect to Meeting Fees and, if applicable, Committee Chairperson Retainer Fees or Lead Director Fees, payable for services performed after the Meeting Fee Deferral Election is filed if (A) immediately prior thereto such person was not serving as a Director, and (B) such Notice of Election is filed within ten (10) business days subsequent to such person being elected or re-elected as a Director.  A Meeting Fee Deferral Election shall apply to all Meeting Fees which would otherwise be payable for meetings held while such Meeting Fee Deferral Election is effective.  A Director may terminate a Meeting Fee Deferral Election only by filing a Notice of Termination with the Secretary of the Corporation in the form prescribed by the Corporation, which Notice of Termination shall be effective for meetings and, if applicable, Committee Chairperson Retainer Fees or Lead Director Fees payable on and after January 1 of the year following the date on which a Notice of Termination is filed.  A Meeting Fee Deferral Election shall continue in effect until the effective date of any Notice of Termination, after which the Meeting Fees shall be payable in accordance with Section 4(a) hereof.  A Meeting Fee Deferral Election may be made by a Director even if such Director has not made a Current Stock Election or a Stock Deferral Election.  A Meeting Fee Deferral Election shall apply to all but not less than all Meeting Fees.

(c)           Deferred Meeting Fees Credited in Shares of Common Stock.  Each Director who has made a Meeting Fee Deferral Election effective for Meeting Fees otherwise payable in cash for a calendar year shall receive a credit to a Deferred Stock Compensation Account (as defined in Section 5(a) hereof) in the name of such Director on the first Payment Date following such calendar year.  Such credit shall be a number of shares of Common Stock (including fractional shares to at least two decimal places) equal to (i) the aggregate amount of all Meeting Fees subject to such Meeting Fee Deferral Election otherwise payable during such calendar year to such Director in cash under Section 4(a) hereof if no Meeting Fee Deferral Election had been made, divided by (ii) the Fair Market Value of one share of the Common Stock, as defined in Section 15 hereof, on such Payment Date.  No interest or other amount shall be paid or credited to a Director notwithstanding that Meeting Fees which otherwise would have been payable under Section 4(a) hereof in cash are not reflected as a credit to such Deferred Stock Compensation Account until the Payment Date.

(d)           Evidence of Shares.  If a Meeting Fee Deferral Election was made, then as of the date on which the Meeting Fees are payable in shares of Common Stock pursuant to Sections 5 and 6 hereof, (i) the Corporation, at its discretion, shall either issue share certificates to the Director for the shares of Common Stock received under the Plan or cause such shares to be registered in the name of the Director on any book-entry registration maintained by the Corporation or its transfer agent, and (ii) the Director shall be a shareholder of the Corporation with respect to any such shares.

SECTION 5
Deferred Stock Compensation Account

(a)           General.  The amount of any Director Fees or Meeting Fees deferred in accordance with a Stock Deferral Election or a Meeting Fee Deferral Election shall be credited to a deferred stock compensation account maintained by the Corporation in the name of the Director (a "Deferred Stock Compensation Account").  A separate Deferred Stock Compensation Account shall be maintained for each amount of deferred Director Fees or Meeting Fees for which a Director has elected a different payment option or as otherwise determined by the Committee.  On each Payment Date or Interim Payment Date that a Stock Deferral Election is effective for a Director or on which a credit to a Deferred Stock Compensation Account is to be made under Section 4(c) hereof pursuant to a Meeting Fee Deferral Election, the Director's Deferred Stock Compensation Account(s) shall be credited on the Payment Date or Interim Payment Date with the number of shares of Common Stock (including fractional shares to at least two decimal places) which (i) otherwise would have been payable to the Director under Section 3(a) hereof on such Payment Date or Interim Payment Date if the Director Fees had been payable to the Director in shares of Common Stock, whether the Director Fees were payable in cash or in shares of Common Stock, and/or (ii) are to be so credited in accordance with Section 4(c) hereof.  The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common Stock made to the Director from such Account pursuant to Section 5(b) hereof.

(i)
Dividends/Distributions Prior to September 26, 2008.  With respect to shares of the Common Stock credited to a Deferred Stock Compensation Account, the effect, if any, of dividends or distributions paid prior to September 26, 2008 on the Common Stock in cash or property other than Common Stock shall be governed by the provisions of this Section 5(a) as in effect prior to September 26, 2008.

(ii)
Dividends/Distributions on or after September 26, 2008.  If on or after September 26, 2008 a dividend or distribution is paid on the Common Stock in cash or property other than Common Stock, on the date of payment of the dividend or distribution to holders of the Common Stock the Corporation shall pay to a Director a) an amount (in cash or property other than Common Stock, as the case may be) equal to the dividend or distribution which would have been paid on the number of shares, if any, of the Common Stock (including fractional shares) credited to such Director’s Deferred Stock Compensation Account as of the date fixed for determining the shareholders entitled to receive such distribution, as if such shares of the Common Stock had been issued and outstanding on such date less b) any taxes required to be withheld on such amount, including but not limited to any taxes required to be withheld due to the characterization of such amount as wages or compensation.

(b) Manner of Payment.  The balance of a Director's Deferred Stock Compensation Account will be paid in shares of Common Stock to the Director or, in the event of the Director's death, to the Director's Beneficiary as defined in Section 5(c) hereof.

(ii)
Elections For Years After 2008.  For Stock Deferral Elections and Meeting Fee Deferral Elections effective for Director Fees and Meeting Fees otherwise payable in years after 2008, a Director may elect at the time of filing the Notice of Election for a Stock Deferral Election or a Meeting Fee Deferral Election to receive payment of the shares of Common Stock credited to the Director’s Deferred Stock Compensation Account, in whole or in part, as follows (except as otherwise provided in Sections 6(b) and 6(c) hereof, if applicable):

A.	In a lump sum on the Separation From Service Payment Commencement Date;

B.
In two to five annual installments commencing on the Separation From Service Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter;

C.
In a lump sum on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year specified by the Director at the time of filing of such Notice of Election (the “Designated Payment Commencement Date”);

D.
In two to five annual installments commencing on the Designated Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter; or

E.
If earlier than the date on which payment would be received under A-D of this Section 5(b)(ii), in a lump sum or in two to five annual installments, with payment commencing on the sixtieth (60th) day (or if such date is not a business day, on the immediately preceding business day) following the death of the Director or following the date on which the Director becomes disabled (within the meaning of Section 409A of the Code) and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter.

(iii)
Special 2008 Election.  Any Director who has a balance in the Director’s Deferred Stock Compensation Account as of September 26, 2008 may elect, by filing a 2008 Payment Change Election with the Secretary of the Corporation in a form prescribed by the Corporation on or before December 31, 2008, to change the timing of payments to be made from such Deferred Stock Compensation Account to the Director, in whole or in part, as follows:

A.	In accordance with any of the payment options described in Section 5(b)(ii) hereof; or

B.	In a lump sum on a date in 2009 specified by the Director in the 2008 Payment Change Election.

Notwithstanding the foregoing, (I) a 2008 Payment Change Election may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008, and (II) payment shall not be made in installments but rather in a lump sum if the Director made a Section 6(c) Event Election, as defined below, and Section 6(c) hereof applies.  This Section 5(b)(iii) is intended to comply with Section 409A of the Code, or any successor section, and shall be interpreted consistently therewith.

(iv)
Installment Payments.  In any case where payments are made in installments, the number of shares of Common Stock distributed in each installment shall be determined by multiplying (I) the number of shares of Common Stock in the Deferred Stock Compensation Account on the date of payment of such installment, by (II) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares.  The balance of the number of shares of Common Stock in the Deferred Stock Compensation Account shall be appropriately reduced in accordance with Section 5(a) hereof to reflect the installment payments made hereunder.  Shares of Common Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section 5(b) shall be subject to adjustment pursuant to Section 12 hereof.

(v)
General.  If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock, as defined in Section 15 hereof, on the date immediately preceding the date of such payment.  The Corporation, at its discretion, shall either issue share certificates to the Director, or the Director's Beneficiary, for the shares of Common Stock distributed hereunder or cause such shares to be registered in the name of the Director, or the Director’s Beneficiary, on any book-entry registration maintained by the Corporation or its transfer agent.  As of the date on which the Director is entitled to receive payment of shares of Common Stock pursuant to this Section 5(b) hereof, a Director or the Director's Beneficiary shall be a shareholder of the Corporation with respect to such shares.

(c)           Director’s Beneficiary.  The Director’s Beneficiary means any beneficiary or beneficiaries (who may be named contingently or successively) named by a Director under the Plan to whom any benefit under the Plan is to be paid in the case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Director, shall be in a form prescribed by the Committee, and will be effective only when filed by the Director in writing with the Secretary of the Corporation during the Director’s lifetime.  In the absence of such a designation, Director’s Beneficiary means the person designated by the Director in the Director's Will, or, if the Director fails to make a testamentary disposition of the shares or dies intestate, to the person entitled to receive the shares pursuant to the laws of descent and distribution of the state of domicile of the Director at the time of death.

SECTION 6
Other Payment Commencement Dates

(a)           General.  If, in the case of a Meeting Fee Deferral Election, the first amount credited to a particular Deferred Stock Compensation Account with respect to such Director is credited after the relevant payment commencement date specified in Section 5(b) hereof or any amount is credited to such a Deferred Stock Compensation Account after a lump sum payment has been made pursuant to Section 5(b) hereof from such Deferred Stock Compensation Account, payment of shares credited to such Deferred Stock Compensation Account shall be made or commence on the April 1 (or if April 1 is not a business day, on the immediately preceding business day) following the date on which the shares are so credited.

(b)           Delay in Payment.  Notwithstanding Section 5(b) hereof and except as otherwise provided in Section 6(c) hereof, a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, to commence payment on a date later than the date specified under Section 5(b) hereof provided that:

(i)	Such election must be made at least twelve (12) months prior to the date on which payments otherwise would have commenced pursuant to the election under Section 5(b) hereof; and

(ii)
The payment commencement date specified in such election under this Section 6(b) must be not less than five (5) years from the date on which payments otherwise would have commenced pursuant to the election under Section 5(b) hereof.

The provisions of this Section 6(b) are intended to comply with Section 409A(4)(C) of the Code, or any successor section, and shall be interpreted consistently therewith.

(c)           Section 6(c) Event.  Notwithstanding Sections 5(b) and 6(b) hereof, effective for Director Fees and Meeting Fees payable (but for any deferral elections) on and after January 1 of the year following the date on which the Notice of Election is filed (and on and after January 1, 2005),  a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in a form prescribed by the Corporation, to receive payment of all shares of Common Stock credited to the Director’s Deferred Stock Compensation Account with respect to such Director Fees and Meeting Fees, upon the earlier of when payment would be made pursuant to the election under Section 5(b) or 6(b) hereof or in a lump sum immediately following the occurrence of any Section 6(c) Event, as defined below (a “Section 6(c) Event Election”). A Section 6(c) Event Election shall be effective on the date on which it is filed with respect to Director Fees and Meeting Fees payable (but for any deferral elections) after the time of a person’s initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided (i) the Director files such Section 6(c) Event Election within ten (10) business days subsequent to being elected or re-elected as a Director and (ii) a Section 6(c) Event Election shall only be effective for Director Fees and Meeting Fees payable for services performed after the Section 6(c) Event Election is filed.  A Director may terminate a Section 6(c) Event Election only by filing a Notice of Termination of Section 6(c) Event Election with the Secretary of the Corporation in the form prescribed by the Corporation, which shall be effective for Director Fees and Meeting Fees payable (but for any deferral elections) on and after January 1 of the year following the date on which such Notice of Termination of Section 6(c) Event Election is filed.  If payments from a Director’s Deferred Stock Compensation Account have previously commenced at the time of a Section 6(c) Event which results in a permissible lump sum payment pursuant to this Section 6(c), for purposes of applying this Section 6(c) shares previously paid from the Director’s Deferred Stock Compensation Account shall be deemed to be from Director Fees and Meeting Fees not subject to a Section 6(c) Event Election, to the extent thereof.  A Section 6(c) Event shall mean the date upon which any event occurs which constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation under Section 409A of the Code or any successor section and Treasury Regulation §1.409A-3(i)(5)(v)-(vii) thereunder or any successor section, provided that:

(i)
The percentage specified in Treasury Regulation §1.409A-3(i)(5)(v) (addressing the percentage change in the ownership of the total fair market value or voting power of the Corporation’s stock) shall be 50 percent and not a higher percentage;

(ii)
The percentage specified in Treasury Regulation §1.409-3(i)(5)(vi)(A)(1) (addressing the percentage change in the ownership of the voting power of the Corporation’s stock) shall be 30 percent and not a higher percentage;

(iii)
For purposes of Treasury Regulation §1.409A-3(i)(5)(vi)(A)(2) (addressing a change in the effective control of the Corporation by virtue of a change in the composition of the Board), the words “a majority of the members of the corporation’s board of directors” shall not be replaced by a higher portion; and

(iv)	The percentage specified in Treasury Regulation §1.409A-3(i)(5)(vii)(A) (addressing the percentage change in the ownership of the Corporation’s assets) shall be 40 percent and not a higher percentage.

SECTION 7
Non-Alienability of Benefits

Neither the Director nor the Director's Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amounts or shares of Common Stock that are or may be payable hereunder nor shall any such amounts or shares be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Director or the Director's Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or Director's Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or the Director's Beneficiary, or any legal process.

SECTION 8
Nature of Deferred Stock Compensation Accounts

Any Deferred Stock Compensation Account shall be established and maintained only on the books and records of the Corporation.  No assets or funds of the Corporation, a Subsidiary or the Plan shall be removed from the claims of the Corporation's or a Subsidiary's general or judgment creditors or otherwise made available, and no shares of Common Stock of the Corporation to be issued pursuant to a Deferred Stock Compensation Account shall be issued or outstanding, until such amounts and shares are actually payable to a Director or a Director's Beneficiary as provided herein.  The Plan constitutes a mere promise by the Corporation to make payments in the future.  Each Director and Director's Beneficiary shall have the status of, and their rights to receive a payment of shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation.  No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director's Beneficiary.  The Corporation shall not be obligated under any circumstances to fund any financial obligations under the Plan and the Plan is intended to constitute an unfunded plan for tax purposes.  However, the Corporation may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if:

(a)	such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Code;

(b)
any trust created by the Corporation, and any assets held by such trust to assist the Corporation in meeting its obligations under the Plan, will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor; and

(c)	such set aside of funds is not described in Section 409A(b) of the Code, or any successor provision.

SECTION 9
Grant of Stock Options and Stock Appreciation Rights
And Award of Restricted Shares

The Committee shall have authority, in its discretion, (a) to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 and 423 of the Code), (b) to grant stock appreciation rights, and (c) to award restricted shares.  All grants and awards pursuant to this Section 9 shall be made on or to be effective on a Payment Date.  On or as of each Payment Date in 2009 and later years, the Committee shall grant or award to each Director on such Payment Date nonstatutory stock options, stock appreciation rights and/or restricted shares with a total value of seventy thousand dollars ($70,000) (or (a) such other amount determined by the Board or by any committee of the Board which the Board authorizes to determine such amount and (b) fifty thousand dollars ($50,000) for Payment Dates in 2007 and 2008).  The Committee shall determine in its discretion the portion of each grant and/or award to be comprised of nonstatutory stock options, stock appreciation rights and restricted shares and the value of each.

SECTION 10
Terms and Conditions of
Stock Options and Stock Appreciation Rights

Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

(A)
The purchase price at which each stock option may be exercised (the “option price”) and the base price at which each stock appreciation right may be granted (the “Base Price”) shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the stock option or stock appreciation right on the date of grant.  For purposes of this Section 10, the Fair Market Value of the Common Stock shall be determined as provided in Section 15 hereof.

(B)
The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program;  provided, however, that in lieu of such cash the person exercising the stock option may if authorized by the Committee pay the option price in whole or in part by delivering to the Corporation shares of the Common Stock having a Fair Market Value on the date of exercise of the stock option, determined as provided in Section 15 hereof, equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than one year may be delivered in payment of the option price of a stock option.  If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program.  Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent.  The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(C)
Upon the exercise of stock appreciation rights the Corporation shall pay to the person exercising the stock appreciation rights a number of shares of the Common Stock with a Fair Market Value, as defined in Section 15 hereof, equal to the difference between the aggregate Fair Market Value, as defined in Section 15 hereof, of the Common Stock on the date of exercise of the stock appreciation rights and the aggregate Base Prices for the stock appreciation rights which are exercised (the “Spread”) (rounded down to the next whole number of shares).  No fractional shares of the Common Stock shall be issued nor shall cash in lieu of a fraction of a share of Common Stock be paid.  Notwithstanding the foregoing, at the discretion of the Committee, the Corporation may pay to the person exercising the stock appreciation rights an amount of cash, rather than shares of the Common Stock, equal to the Spread if and only if the payment of cash upon exercise of the stock appreciation rights would not cause the stock appreciation rights to provide for a deferral of compensation within the meaning of Section 409A of the Code.  The date of exercise of a stock appreciation right shall be determined under procedures established by the Committee.

(D)
Unless the Committee, in its discretion, shall otherwise determine and subject to the terms of Sections 10(F) and 10(G) hereof, stock options and stock appreciation rights shall be exercisable by a Director commencing on the second anniversary of the date of grant.  Subject to the terms of Sections 10(F) and 10(G) hereof providing for earlier termination of a stock option or stock appreciation right, no stock option or stock appreciation right shall be exercisable after the expiration of ten years from the date of grant.  Unless the Committee, in its discretion, shall otherwise determine, a stock option or stock appreciation right to the extent exercisable at any time may be exercised in whole or in part.

(E)	Unless the Committee, in its discretion, shall otherwise determine:

(i)	no stock option or stock appreciation right shall be transferable or assignable by the grantee otherwise than:

(a)	by Will; or

(b)	if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death; or

(c)	to the trustee of a trust that is revocable by the grantee alone, both at the time of the transfer or assignment and at all times thereafter prior to such grantee’s death; and

(ii)	all stock options and stock appreciation rights shall be exercisable during the lifetime of the grantee only by the grantee or by the trustee of a trust described in Section 10(E)(i)(c) hereof.

A transfer or assignment of a stock option or a stock appreciation right by a trustee of a trust described in Section 10(E)(i)(c) to any person other than the grantee shall be permitted only to the extent approved in advance by the Committee in writing, in its discretion.  Stock options or stock appreciation rights held by such trustee also shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement with the grantee as if such trustee were a party to such agreement as the grantee.  In the event the grantee ceases to be a Director of the Corporation, the provisions set forth in the Plan and in the applicable agreement with the grantee shall continue to be applicable to the stock option or stock appreciation right and shall limit the ability of such trustee to exercise any such transferred stock options or stock appreciation rights to the same extent they would have limited the grantee.  The Corporation shall not have any obligation to notify such trustee of any termination of a stock option or stock appreciation right due to the termination of service of the grantee as a Director of the Corporation.

(F)
Unless the Committee, in its discretion, shall otherwise determine, if a grantee ceases to be a Director of the Corporation, any outstanding stock options and stock appreciation rights held by the grantee shall vest and be exercisable and shall terminate, according to the following provisions:

(i)
Notwithstanding Section 10(D) hereof, if a grantee ceases to be a Director of the Corporation for any reason other than those set forth in Section 10(F)(ii) or (iii) hereof, any then outstanding stock option and stock appreciation right held by such grantee (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable by the grantee (or, in the event of the grantee’s death, by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the grantee (the “Grantee’s Heir or Representative”)), at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period;

(ii)
Unless the exercise period of a stock option or stock appreciation right following termination of service as Director has been extended as provided in Section 13(c) hereof, if during his or her term of office as a non-employee Director a grantee is removed from office for cause or resigns without the consent of the Board, any then outstanding stock option and stock appreciation right held by such grantee shall terminate as of the close of business on the last day on which the grantee is a Director of the Corporation; and

(iii)
Notwithstanding Section 10(D) hereof, following the death of a grantee during service as a Director of the Corporation, or upon the disability of a Director which requires his or her termination as a Director of the Corporation, any outstanding stock option and stock appreciation right held by the grantee at the time of death or termination as a Director due to disability (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable, in the case of death of the grantee, by the Grantee’s Heir or Representative, or, in the case of disability of the grantee, by the grantee at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period.

Whether a resignation of a Director is with or without the consent of the Board and whether a grantee is disabled shall be determined in each case, in its discretion, by the Committee and such determination by the Committee shall be final and binding.

(G)
If a grantee of a stock option or stock appreciation right engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after service as a Director of the Corporation) which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation’s customers or employees other than for the benefit of the Corporation, the Committee may immediately terminate all outstanding stock options and stock appreciation rights held by the grantee; provided, however, that this sentence shall not apply if the exercise period of a stock option or stock appreciation right following termination of service as a Director of the Corporation has been extended as provided in Section 13(c) hereof.  Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation’s customers or employees other than for the benefit of the Corporation, shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(H)
All stock options and stock appreciation rights shall be confirmed by a written agreement or an amendment thereto in a form prescribed by the Committee, in its discretion.  Each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.  The provisions of such agreements need not be identical

(I)
In the event of a Section 13 Event (as defined in Section 13 hereof) in which the Corporation’s stockholders receive consideration in exchange for their shares of Common Stock, the Committee shall have the authority to require any outstanding stock option and stock appreciation right to be surrendered for cancellation by the holder thereof in exchange for a cash payment equal to the difference between the Fair Market Value, as defined in Section 15 hereof, of the shares of Common Stock subject to the stock option or stock appreciation rights on the date of the Section 13 Event and their option prices and Base Prices, respectively, provided, however, that this Section 10(I) shall not apply to the extent its application would cause the stock options or stock appreciation rights to provide for a deferral of compensation within the meaning of Section 409A of the Code.

Subject to the foregoing provisions of this Section 10 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 10(H) hereof or an amendment thereto.

SECTION 11
Terms and Conditions of Restricted Share Awards

(a)           Restricted Share Awards.  Restricted share awards shall be evidenced by a written agreement in a form prescribed by the Committee, in its discretion, which shall set forth the number of shares of the Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the awardee to sell, assign, transfer or encumber such shares while such shares are subject to the other restrictions imposed under this Section 11), the duration of such restrictions, events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Committee in its discretion deems appropriate.  Restricted share awards shall be effective only upon execution of the applicable restricted share agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee.  The provisions of such agreements need not be identical.

(b)           Transfers to Trusts.  Neither this Section 11 nor any other provision of the Plan shall preclude an awardee from transferring or assigning restricted shares to (i) the trustee of a trust that is revocable by such awardee alone, both at the time of the transfer or assignment and at all times thereafter prior to such awardee’s death or (ii) the trustee of any other trust to the extent approved in advance by the Committee in writing.  A transfer or assignment of restricted shares from such trustee to any person other than such awardee shall be permitted only to the extent approved in advance by the Committee in writing, and restricted shares held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement as if such trustee were a party to such agreement.

(c)           Default Vesting Restrictions.  Unless otherwise determined by the Committee, restricted shares awarded to a Director shall be forfeited if the awardee terminates as a Director of the Corporation within two (2) years following the grant of such restricted shares due to the voluntary resignation of the Director without the consent of the Board or the removal of the Director with cause.  Any restricted shares which have not previously vested shall vest and the restrictions related to service as a Director shall lapse upon the death of a Director or the disability of a Director which requires his or her termination as a Director of the Corporation.

(d)           Evidence of Shares; Dividends.  Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the Corporation, at its discretion, shall either (i) issue share certificates in the name of the awardee and hold them in escrow together with related stock powers in blank signed by the awardee, or (ii) issue the shares in book-entry form in the name of the awardee.  If share certificates are issued in the name of the awardee, the awardee shall execute and deliver to the Corporation a blank stock power in form acceptable to the Corporation with respect to each of the certificates subject to the restricted share award.  In the case of forfeiture of the shares, the Corporation shall use the stock power(s) to transfer ownership of the shares to the Corporation.  Upon the lapse or termination of the applicable restrictions, the certificate(s) and accompanying blank stock power(s) shall be delivered to the awardee (or the awardee’s personal representative).  If shares are issued in book-entry form, the Corporation shall instruct its transfer agent that the shares are to be designated as restricted on the transfer agent’s book-entry records of the owners of the Common Stock, and may not be transferred from the name of the awardee until the earlier of (i) in the case of forfeiture of the shares, when the Corporation instructs its transfer agent in writing to record the shares as owned by the Corporation (rather than by the awardee), or (ii) when requested in writing by the awardee (or the awardee’s personal representative) after the Corporation has instructed its transfer agent in writing that such shares are no longer to be designated as restricted on the transfer agent’s book-entry records due to the lapse or termination of the applicable restrictions.  Except as provided in Section 12 hereof, the Committee, in its discretion, may determine that dividends and other distributions on the shares shall not be paid to the awardee until the lapse or termination of the applicable restrictions.  Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest.  Upon the lapse or termination of the applicable restrictions (and not before such time), the unpaid dividends, if any, shall be delivered to the awardee.  From the date a restricted share award is effective, the awardee shall be a shareholder with respect to all of the restricted shares and shall have all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends, and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this Section 11(d) and the other restrictions imposed by the Committee

(e)           Competition.  If an awardee of restricted shares engages in the operation of management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries or solicits any of the Corporation’s customers or employees other than for the benefit of the Corporation, the Committee may immediately declare forfeited all restricted shares held by the awardee as to which the restrictions have not yet lapsed.  Whether an awardee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries or has solicited any of the Corporation’s customers or employees other than for the benefit of Corporation, shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

SECTION 12
Adjustment and Substitution of Shares

(a)           Dividends or Distributions in Common Stock.  If a dividend or other distribution payable in shares of Common Stock shall be declared upon the Common Stock, the number of shares of Common Stock (i) credited to any Deferred Stock Compensation Account, (ii) then subject to any outstanding stock options and stock appreciation rights and (iii) which may be issued or credited under Section 1 hereof, on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution, shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on such date.  Shares of Common Stock so distributed with respect to any restricted shares shall be subject to the same restrictions as are applicable to the restricted shares on which they were distributed.

(b)           Exchanges.  If the outstanding shares of the Common Stock shall, in whole or in part, be changed into or exchangeable for a different number, or different kind(s) or class(es) of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger, consolidation or otherwise, then (i) there shall be substituted for each share of the Common Stock credited to any Deferred Stock Compensation Account, subject to any then outstanding stock option and stock appreciation right, and which may be issued or credited under Section 1 hereof, the number and kind of shares of stock or other securities or the cash or property into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable, and (ii) the Board shall adopt such amendments to the Plan as it deems necessary or desirable to carry out the purposes of the Plan, including without limitation the continuing deferral of any shares, securities, cash or other property then credited to any Deferred Stock Compensation Accounts.  Unless otherwise determined by the Committee, in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted shares shall be changed or exchangeable in any such transaction, shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was issued or distributed.

(c)           Option Price and Base Price.  In case of any adjustment or substitution as provided for in this Section 12, the aggregate option price and Base Price for all shares subject to each then outstanding stock option and stock appreciation right, respectively, prior to such adjustment and substitution shall be the aggregate option price and Base Price, respectively, for all shares of stock or other securities (including any fraction) to which such shares have been adjusted or which shall have been substituted for such shares.  Any new option price or Base Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

(d)           Other Events.  If the outstanding shares of Common Stock shall be changed in value by reason of any spin-off, split-off, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, (i) the Committee shall make any adjustments to the number of shares of Common Stock credited to any Deferred Stock Compensation Account, and any outstanding stock option or stock appreciation right, which it determines are equitably required to prevent dilution or enlargement of the rights of grantees or the value of those shares of Common Stock credited to such Deferred Stock Compensation Account which would otherwise result from any such transaction, and (ii) unless otherwise determined by the Committee, in its discretion, any stock, securities, cash or other property distributed with respect to any restricted shares or for which any restricted shares shall be exchanged in any such transaction shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was distributed or exchanged.

(e)           Fractional Shares.  No adjustment or substitution provided for in this Section 12 shall require the Corporation to issue or sell a fraction of a share or other security.  Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted shares shall be treated in the same manner as owners of Common Stock which is not subject to restrictions with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee, in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted shares exchanged therefor.

(f)           Limited Rights.  Except as provided in this Section 12, a Director shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 13
Additional Rights in Certain Events

(a) Definitions.  For purposes of this Section 13, the following terms shall have the following meaning:

(1)	The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act.

(2)	“Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

(3)
“Voting Shares” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of “Voting Power” of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

(4)
“Tender Offer” shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

(5)	“Section 13 Event” shall mean the date upon which any of the following events occurs:

(i)
The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

(ii)
(a) A Tender Offer is made to acquire securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or (b) Voting Shares are first purchased pursuant to any other Tender Offer;

(iii)
At any time less than 60% of the members of the Board shall be individuals who were either (a) directors on the effective date of the Plan or (b) individuals whose election, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board) of at least two-thirds of the directors then still in office who were directors on the effective date of the Plan or who were so approved;

(iv)
The shareholders of the Corporation shall approve an agreement or plan providing for the Corporation to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former shareholders of the Corporation will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the Voting Power of such surviving or acquiring corporation or the parent thereof; or

(v)
The shareholders of the Corporation shall approve any liquidation of all or substantially all of the assets of the Corporation or any distribution to security holders of assets of the Corporation having a value equal to 10% or more of the total value of all the assets of the Corporation;

provided, however, that (A) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 5(i) hereof or (B) a grantee is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 5(ii), then no Section 13 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(b) Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights.  Unless the agreement referred to in Section 10(H) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 13 Event occurs all outstanding stock options and stock appreciation rights shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

(c) Extension of the Expiration Date of Stock Options and Stock Appreciation Rights.  Unless the agreement referred to in Section 10(H) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options and stock appreciation rights held by a grantee whose service with the Corporation as a Director terminates within one year of any Section 13 Event for any reason shall be exercisable for the longer of (i) a period of three months from the date of such termination of service or (ii) the period specified in Section 10(F) hereof, but in no event after the expiration date of the stock option or stock appreciation right.

(d) Lapse of Restrictions on Restricted Share Awards.  Unless the agreement referred to in Section 11 hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, if any Section 13 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Plan, all such restrictions shall lapse upon the occurrence of any such Section 13 Event regardless of the scheduled lapse of such restrictions.

SECTION 14
Administration of Plan; Hardship Withdrawal

Except where the terms of the Plan specifically grant authority to the Committee of the Board or where the Board delegates authority to the Committee, full power and authority to construe, interpret, and administer the Plan shall be vested in the Board.  Decisions of the Committee and the Board shall be final, conclusive, and binding upon all parties.  Notwithstanding the terms of a Stock Deferral Election or a Meeting Fee Deferral Election made by a Director hereunder, the Committee may, in its sole discretion, permit the withdrawal of shares credited to a Deferred Stock Compensation Account with respect to Director Fees or Meeting Fees previously payable upon the request of a Director or the Director's representative, or following the death of a Director upon the request of a Director's Beneficiary or such beneficiary's representative, if the Board determines that the Director or the Director's Beneficiary, as the case may be, is confronted with an unforeseeable emergency.  For this purpose, an unforeseeable emergency means a severe financial hardship to the Director or the Director’s Beneficiary resulting from an illness or accident of the Director or the Director’s Beneficiary, the spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director or the Director’s Beneficiary, loss of the Director or the Director’s Beneficiary’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or the Director’s Beneficiary.  The Director or the Director's Beneficiary shall provide to the Committee evidence as the Committee, in its discretion, may require to demonstrate such emergency exists and financial hardship would occur if the withdrawal were not permitted.  The withdrawal shall be limited to the amount reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Director or the Director’s Beneficiary’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by the cessation of deferrals under the Plan.  Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency.  Payment shall be made, as soon as practicable after the Committee approves the payment and determines the number of shares which shall be withdrawn in a single lump sum from the Deferred Stock Compensation Account(s) providing for the latest payments or series of payments.  No Director shall participate in any decision of the Committee regarding such Director's request for a withdrawal under this Section 14.

SECTION 15
Fair Market Value

Fair Market Value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in any other reliable publication as the Board of the Corporation or its delegate, in its discretion, may determine to rely upon):

(a)	if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date;

(b)
if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") on which the Common Stock is listed; or

(c)
if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ").

If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined.  The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined.  If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period.  The average is to be determined in the manner described above in this Section 15.  If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this Section 15 on the date as of which Fair Market Value is to be determined, the Board or its delegate shall in good faith determine the Fair Market Value of the Common Stock on such date.  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

SECTION 16
Securities Laws; Issuance of Shares

The obligation of the Corporation to issue or credit shares of Common Stock under the Plan shall be subject to:

(i)	the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation;

(ii)
the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed; and

(iii)	all other applicable laws, regulations, rules and orders which may then be in effect.

If, on the date on which any shares of Common Stock would be issued pursuant to a current stock payment under Section 3(a) hereof or credited to a Deferred Stock Compensation Account and after consideration of any shares of Common Stock subject to outstanding stock options and stock appreciation rights and awards of restricted shares, sufficient shares of Common Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 16, then no shares of Common Stock shall be issued or credited but rather, in the case of a current stock payment under Section 3(a) hereof, cash shall be paid in payment of the Director Fees payable, and in the case of a Deferred Stock Compensation Account, Director Fees and Meeting Fees shall be credited in cash to a deferred cash compensation account in the name of the Director.  The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.

SECTION 17
Governing Law; Integration

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.  The Plan contains all of the understandings and representations between the Corporation and any of the Directors and supersedes any prior understandings and agreements entered into between them regarding the subject matter of the Plan.  There are no representations, agreements, arrangements or understandings, oral or written, between the Corporation and any of the Directors relating to the subject matter of the Plan which are not fully expressed in the Plan.

SECTION 18
Effect of the Plan on the
Rights of Corporation and Shareholders

Nothing in the Plan or in any stock option, stock appreciation right or restricted share award under the Plan or in any agreement providing for any of the foregoing or any amendment thereto shall confer any right to any person to continue as a Director of the Corporation or interfere in any way with the rights of the shareholders of the Corporation or the Board to elect and remove Directors.

SECTION 19
Amendment and Termination

(a)           General.  The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided that no amendment of the Plan shall:

(i)
be made without shareholder approval if shareholder approval of the amendment is at the time required by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed; or

(ii)
otherwise amend the Plan in any manner that would cause the shares of Common Stock issued or credited under the Plan not to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3.

No amendment or termination of the Plan shall, without the written consent of the holder of shares of Common Stock issued or credited under the Plan or the holder of a stock option, stock appreciation right or restricted shares theretofore granted or awarded under the Plan, adversely affect the rights of such holder with respect thereto.

(b)           Rule 16b-3.  Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for shares of Common Stock issued or credited under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding shares of Common Stock theretofore issued or credited under the Plan.

(c)           Termination Date.  Notwithstanding any other provision of the Plan:

(i)	no shares of Common Stock shall be issued or credited on a Payment Date or an Interim Payment Date under the Plan after November 15, 2014;

(ii)	no shares of Common Stock shall be credited with respect to Meeting Fees payable under the Plan after November 15, 2014;

(iii)	no stock option or stock appreciation right shall be granted under the Plan after November 15, 2014; and

(iv)	no restricted shares shall be awarded under the Plan after November 15, 2014.

SECTION 20
Effective Date

The effective date and date of adoption of the Plan shall be December 9, 1994, the date of adoption of the Plan by the Board.

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